Exhibit 10.1

THIRD AMENDMENT OF ENGAGEMENT AGREEMENT

THIS AGREEMENT is made this 9th day of September 2009

BETWEEN:	CONSOLIDATED WATER CO. LTD.
A Cayman Islands company having its registered office at
Regatta Office Park, West Bay Road
P.O. Box 1114
Grand Cayman KY1-1102
Cayman Islands
(the “Company”)

AND:	FREDERICK W. MCTAGGART
of 11 Doubloon Drive
P.O. Box 321
Grand Cayman KY1-1502
Cayman Islands
(the “President”)

WHEREAS:

A.	The Company and the President (together, the “Parties”) entered into an engagement agreement dated the 5th of December 2003 (the “Engagement Agreement”).

B.	The Parties amended the Engagement Agreement pursuant to the First Amendment of Engagement Agreement dated 14th September 2007 and the Second Amendment of Engagement Agreement dated 30 June 2008.

C.	The Parties are desirous of amending the Engagement Agreement in accordance with the terms of the Agreement.

NOW IN CONSIDERATION of the mutual covenants contained herein the Parties agree that the Engagement Agreement as amended shall be further amended as follows:

1.	Clause 6 shall be deleted and the following substituted in its place:

“Further, for each completed fiscal year beginning with the fiscal year 2009 the President will be paid a bonus consisting of the following components:

(a)	Annual Bonus: An amount not to exceed 100% of the remuneration pursuant to clause 2 as adjusted by clause 5 hereof (the “Base Salary”) calculated as follows;

(i)	Profitability: 25% of Base Salary for exceeding budgeted Net Income.

For purposes of assessment of the 2009 Performance Criteria only, the results of the BVI operations will be excluded from Net Income.

(ii)	Growth:	25% of Base Salary for exceeding "Adjusted Revenues" defined as budgeted Revenue less budgeted Energy Pass Through Charges.

(iii)	Efficiency:	25% of Base Salary for improving Income from Operations Margin defined as Income from Operations divided by budgeted Revenue.

“Income from Operations” is defined as budgeted Gross Profit less budgeted General and Administrative Expenses.

(iv)	Capital Expenditure: 25% of Base Salary for completing projects under the capital budget and on schedule, as approved and/or amended or adjusted by the Board from time to time.

The foregoing bonus structure may be modified from time to time by agreement of the parties for future fiscal years.

The Annual Bonus, if any, calculated as aforesaid shall be paid as to 75% in cash and as to 25% in ordinary shares of Company valued at the market price at the close of trading of the same on December 31st of the relevant financial year (or if such day is not a trading day, at the close of trading on the preceding trading day).

(b)
Discretionary Bonus:  At the discretion of the Board of Directors, an additional amount in the form of cash and/or grants of the Company’s ordinary shares and/or options on the Company’s ordinary shares.

EXECUTED for and on behalf of
CONSOLIDATED WATER CO. LTD.
By:

In the presence of:

/s/ Sangeetha Prabhakar	/s/ Richard Finlay
Witness	CONSOLIDATED WATER CO. LTD.

EXECUTED by
FREDERICK W. MCTAGGART.
In the presence of:

/s/ Tracey Ebanks	/s/ Frederick W. McTaggart
Witness	FREDERICK W. MCTAGGART